Filed Pursuant to Rule 424(b)(3)

Registration No. 333-268707

PROSPECTUS SUPPLEMENT

(to Prospectus dated September 29, 2023)

White River Energy Corp

67,651,420 Shares of Common Stock

16,931,266 Warrants to Purchase Shares of Common Stock

This Prospectus Supplement supplements the Prospectus dated September 29, 2023 (the “Prospectus”), which forms a part of the Registration Statement on Form S-1 (File No. 333-268707) (the “Registration Statement”) filed by White River Energy Corp (“White River” or the “Company”) with the Securities and Exchange Commission (“SEC”).

This Prospectus Supplement is being filed to update and supplement the information in the Prospectus with the information contained in the Company’s two Current Reports on Form 8-K, both filed with the SEC on April 29, 2024, (the “Form 8-Ks”). Accordingly, we have attached copies of the Form 8-Ks to this Prospectus Supplement.

This Prospectus Supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This Prospectus Supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

See the section entitled “Risk Factors” beginning on page 4 of the Prospectus as well as risks and uncertainties described under similar headings in any amendments or supplements to the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus Supplement or the Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is April 29, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2024

White River Energy Corp

(Exact name of registrant as specified in its charter)

Nevada	000-56617	45-3797537
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

609 W/ Dickson St., Suite 102 G
Fayetteville, AR	72701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 521-9148

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 23, 2024, the Board of Directors (the “Board”) of White River Energy Corp (the “Company”) approved the following:

(i)	The Board approved, and the Company entered into, amendments to the respective Employment Agreements with Randy May, Chief Executive Officer, and Jay Puchir, Chief Financial Officer, under which (i) the increase in annual base salary for each of Mr. May and Mr. Puchir to $1,000,000 will become effective on May 1, 2024; and (ii) retroactive to April 1, 2024, Mr. May and Mr. Puchir are eligible to earn a royalty of 1.0% of gross proceeds from the sale of federal income tax credits originally issued to a Native American tribe;

(ii)	The Board appointed Livio Stan, the Chief Executive Officer of Truuli Environmental, Inc., as an “executive officer” of the Company for purposes of the Securities Exchange Act of 1934, and approved certain of Mr. Stan’s employment terms consisting of an annual base salary of $350,000 plus monthly stipends for car and phone allowances; 4,230,000 restricted stock units (“RSUs”) under the Company’s 2022 Equity Incentive Plan (the “Plan”) vesting equally over a five year period subject to continued service as an employee of the Company; a 0.5% commission on all gross proceeds from sales of federal income tax credits; and the right to purchase tax credits at a purchase price of $0.50 per $1.00 of tax credits, provided that Mr. Stan will be limited to purchasing a number of tax credits amounting to his taxable income for the current or prior year resulting in a net $0 federal tax liability. The Board previously approved a grant of 4,230,000 RSUs (the “Prior Grant”) to Mr. Stan, but the Prior Grant was cancelled to effect the grant of 4,230,000 RSUs under Mr. Stan’s Employment Agreement with the Company;

(iii)	The Board adopted an amendment to the Plan to increase the number of shares authorized under the Plan to 31,500,000 shares;

(iv)	The Board approved and the Company granted each of its non-employee directors, Greg Landis, Danny Hames, and James Cahill, 250,000 RSUs under the Plan, vesting over one-year in four equal quarterly installments on the last day of each quarter beginning with the quarterly period beginning on April 1, 2024, subject to continued services as a director on the applicable vesting date;

(v)	The Board approved an amendment to the delivery terms of all outstanding RSUs issued under the Plan, including those granted to the executive officers and directors referred to above, to provide that the shares of common stock underlying the RSUs will be delivered promptly following each applicable vesting date, subject to continued services with the Company as of the applicable vesting date.

On April 23, 2024, the Company amended its Employment Agreement with Richard Horgan, the Company’s Senior Vice President of Mergers and Acquisitions, pursuant to which Mr. Horgan’s annual base salary was increased to $225,000 effective May 1, 2024. Mr. Horgan is the son-in-law of our Chief Executive Officer, Randy May. The foregoing description of the amendment to the Employment Agreement with Mr. Horgan does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.4.

The descriptions of the Employment Agreements described above do not purport to be complete and are qualified in their entirety by reference to Exhibits 10.1 through 10.4.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required under Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K regarding the RSU grants is incorporated into this Item 3.02 by reference.

As of April 23, 2024, the Company has issued 4,100,864 shares of Common Stock pursuant to vested RSUs modified as discussed above.

In addition, on April 24, 2024, the Company granted certain employees a total of 1,775,000 RSUs under the Plan. These RSUs are subject to time-based vesting conditions in installments, in each case subject to continued employment with the Company as of each the vesting date.

The foregoing transactions were or will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2024, the Board appointed Mr. Livio Stan, 55, as an executive officer, as that term is defined under the Securities Exchange Act of 1934 in 17 C.F.R. § 240.3b-7, of the Company. Prior to joining the Company, Mr. Stan served as the Chief Executive Officer of Truuli Environmental Inc. since 2022, and of Lion Vista Global Ventures LLC since 2006. Each of these businesses was acquired by the Company on April 1, 2024, as previously disclosed in the Company’s Current Report on Form 8-K filed on April 5, 2024.

There was no arrangement or understanding between Mr. Stan and any other persons pursuant to which he was selected as an officer or director and there are no related party transactions between the Company and Mr. Stan reportable under Item 404(a) of Regulation S-K.

To the extent Item 5.02 of Form 8-K requires, the information contained in Item 1.01 of this Current Report on Form 8-K regarding the amendment to the Plan and the compensation arrangements to directors and officers set forth and referenced in Item 1.01 are incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
10.1	Amendment No. 1 to Jay Puchir Employment Agreement				Filed
10.2	Amendment No. 1 to Randy May Employment Agreement				Filed
10.3	Livio Stan Employment Agreement *				Filed
10.4	Amendment No. 1 to Richard Horgan Employment Agreement				Filed
10.5	Amendment to 2022 Equity Incentive Plan				Filed
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White River Energy Corp

Date: April 29, 2024	By:	/s/ Jay Puchir
	Name:	Jay Puchir
	Title:	Chief Financial Officer

Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the “Amendment”) is dated April 23, 2024, between White River Energy Corp (OTCQB: WTRV), a Nevada corporation (the “Company”), and Jay Puchir (the “Executive”).

WHEREAS, the Company and the Executive have entered into an employment agreement effective as of March 11, 2024 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the Company and the Executive, each intending to be legally bound hereby, do mutually covenant and agree as follows:

1. Section 4(a) of the Agreement is hereby amended to read in its entirety as follows:

Salary. For the services of the Executive to be rendered under this Agreement, the Company shall pay the Executive an annual salary of $1,000,000 per year (the “Base Salary”). The Executive’s Base Salary shall be automatically increased on the first calendar day of every fiscal year for inflation based on the year-over-year increase, if applicable, in the Consumer Price Index reported by the U.S. Bureau of Labor Statistics. The Executive’s Base Salary shall be reviewed at least annually, prior to the first calendar day of every year, by the Board and the Board may, but shall not be required to, increase the Base Salary during the Term. However, the Executive’s Base Salary may not be decreased during the Term. The increase in Base Salary compared to the Prior Agreement shall begin to apply effective May 1, 2024, prior to which the salary provided under the Prior Agreement shall continue to apply.

2. Section 4(f) of the Agreement is hereby amended to read in its entirety as follows:

Tax Credit Commission. Retroactive to April 1, 2024, the Company shall pay the Executive a one percent commission (or 1.0%) on all gross proceeds from sales of federal income tax credits (“Credits”).

3. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned thereto in the Agreement.

4. This Amendment shall become effective on the date first written above. In the event of any conflict between the Agreement and this Amendment, the terms as contained in this Amendment shall control. In all other respects the Agreement is hereby ratified and confirmed.

5. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.

White River Energy Corp

By:	/s/ Randy May
Name:	Randy May
Title:	Chief Executive Officer

Executive:

/s/ Jay Puchir
Name:	Jay Puchir

Exhibit 10.2

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the “Amendment”) is dated April 23, 2024, between White River Energy Corp (OTCQB: WTRV), a Nevada corporation (the “Company”), and Randy May (the “Executive”).

WHEREAS, the Company and the Executive have entered into an employment agreement effective as of March 11, 2024 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the Company and the Executive, each intending to be legally bound hereby, do mutually covenant and agree as follows:

1. Section 4(a) of the Agreement is hereby amended to read in its entirety as follows:

Salary. For the services of the Executive to be rendered under this Agreement, the Company shall pay the Executive an annual salary of $1,000,000 per year (the “Base Salary”). The Executive’s Base Salary shall be automatically increased on the first calendar day of every fiscal year for inflation based on the year-over-year increase, if applicable, in the Consumer Price Index reported by the U.S. Bureau of Labor Statistics. The Executive’s Base Salary shall be reviewed at least annually, prior to the first calendar day of every year, by the Board and the Board may, but shall not be required to, increase the Base Salary during the Term. However, the Executive’s Base Salary may not be decreased during the Term. The increase in Base Salary compared to the Prior Agreement shall begin to apply effective May 1, 2024, prior to which the salary provided under the Prior Agreement shall continue to apply.

2. Section 4(f) of the Agreement is hereby amended to read in its entirety as follows:

Tax Credit Commission. Retroactive to April 1, 2024, the Company shall pay the Executive a one percent commission (or 1.0%) on all gross proceeds from sales of federal income tax credits (“Credits”).

3. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned thereto in the Agreement.

4. This Amendment shall become effective on the date first written above. In the event of any conflict between the Agreement and this Amendment, the terms as contained in this Amendment shall control. In all other respects the Agreement is hereby ratified and confirmed.

5. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.

White River Energy Corp

By:	/s/ Jay Puchir
Name:	Jay Puchir
Title:	Chief Financial Officer

Executive:

/s/ Randy May
Name:	Randy May

Exhibit 10.3

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of April 1, 2024 (the “Effective Date”), between Truuli Environmental Inc, a Delaware corporation (the “Company”), a subsidiary of White River Energy Corp, a Nevada corporation (“White River”), and Livio Stan (the “Employee”). This Agreement supersedes and replaces any prior agreement (written or oral) entered into by the parties hereto and/or their respective affiliates, as applicable, with respect to the subject matter to which it relates, including an Employment Agreement dated January 1, 2024 (the “Prior Agreement”) between the Employee, White River and White River Green LLC and any prior amendments thereto.

WHEREAS, in its business, the Company has acquired and developed certain trade secrets, including, but not limited to, proprietary processes, sales methods and techniques, and other like confidential business and technical information, including but not limited to, technical information, design systems, pricing methods, pricing rates or discounts, processes, procedures, formulas, designs of computer software, or improvements, or any portion or phase thereof, whether patented, or not, or unpatentable, that is of any value whatsoever to the Company, as well as information relating to the Services (as defined below), information concerning proposed new Services, market feasibility studies, proposed or existing marketing techniques or plans (whether developed or produced by the Company or by any other person or entity for the Company), other Confidential Information (as defined below), and information about the Company’s employees, officers, and directors, which necessarily will be communicated to the Employee by reason of his employment by the Company; and

WHEREAS, the Company has strong and legitimate business interests in preserving and protecting its investment in the Employee, its trade secrets and Confidential Information, and its substantial, significant, or key, relationships with vendors, and, each, as defined below, whether actual or prospective; and

WHEREAS, the Company desires to preserve and protect its legitimate business interests further by restricting competitive activities of the Employee during the term of this Agreement and for a reasonable time following the termination of this Agreement; and

WHEREAS, the Company desires to continue to employ the Employee and to ensure the continued availability to the Company of the Employee’s services, and the Employee is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Employee agree as follows:

1. Representations and Warranties. The Employee hereby represents and warrants to the Company that he (i) is not subject to any non-solicitation or non-competition agreement affecting his employment with the Company (other than any prior agreement with the Company or its affiliates), (ii) is not subject to any confidentiality or nonuse/nondisclosure agreement affecting his employment with the Company (other than any prior agreement with the Company or its affiliates), and (iii) will not disclose to the Company any trade secrets, confidential business information, documents, or other personal property of a prior employer.

2. Term of Employment.

(a) Term. The Company hereby employs the Employee, and the Employee hereby accepts employment with the Company for a period of 5 years commencing as of the Effective Date (such period, as it may be extended or renewed, the “Term”), unless sooner terminated in accordance with the provisions of Section 7. The Term shall be automatically renewed for successive 1-year terms unless notice of non-renewal is given by either party at least 30 days before the end of the Term.

(b) Continuing Effect. Notwithstanding any termination of this Agreement, at the end of the Term or otherwise, the provisions of Sections 7, 8, 9, 10, 11, 13, 14, 15, 16, 18, 19 and 22 shall remain in full force and effect and the provisions of Section 10 shall be binding upon the legal representatives, successors and assigns of the Employee.

3. Duties.

(a) General Duties. The Employee shall serve as Chief Executive Officer and President of the Company, with duties and responsibilities that are customary for such position. The Employee acknowledges and understands that he is an “executive officer” of White River within the meaning of the Securities Exchange Act of 1934 and required to file beneficial ownership reports thereunder. The Employee shall report to the Board of Directors (the “Board”) of the Company. The Employee shall also perform services for such other subsidiaries of White River as may be necessary or as requested by the Board. The Employee shall use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement competently, carefully and faithfully. The Employee shall use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement competently, carefully and faithfully. In determining whether or not the Employee has used his best efforts hereunder, the Employee’s and the Company’s delegation of authority and all surrounding circumstances shall be taken into account and the best efforts of the Employee shall not be judged solely on the Company’s earnings or other results of the Employee’s performance, except as specifically provided to the contrary by this Agreement.

(b) Devotion of Time. The Employee shall be employed on a full-time basis and shall devote such time, attention and energies to the affairs of the Company and its subsidiaries and affiliates as are necessary to perform his duties and responsibilities pursuant to this Agreement. The Employee shall not enter the employ of or serve as a consultant to, or in any way perform any services with or without compensation to, any other persons, business, or organization, in the energy sector, without the prior consent of the Company’s Board. Notwithstanding the above, the Employee shall be permitted to devote a limited amount of his time, to professional, charitable or similar organizations, including, but not limited to, serving as a non-employee director or committee member or as an advisor to a board of directors or committee of any company or organization provided that such activities do not interfere with the Employee’s performance of his duties and responsibilities as provided hereunder. The Company agrees that Employee’s performance of the foregoing activities is not inconsistent with the Employee’s duties to the Company and its members, including without limitation, if applicable, the Employee’s fiduciary duties including the duty of loyalty.

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(c) Location of Office. The Employee’s principal business office shall be in Houston, Texas. However, the Employee’s duties shall include reasonable and necessary business travel, and the Employee may work from his home or other location as he selects and is able to perform his duties sufficiently.

(d) Adherence to Inside Information Policies. The Employee acknowledges that White River is publicly-held and, as a result, has implemented inside information policies designed to preclude its employees and executive officers and those of its subsidiaries from violating the federal securities laws by trading on material, non-public information or passing such information on to others in breach of any duty owed to White River , its affiliates or any third party. The Employee will abide by White River’s inside information policies as they are adopted and modified, and shall promote these policies internally and promptly execute any agreements generally distributed by White River to its employees requiring such employees to abide by these policies.

4. Compensation and Expenses.

(a) Salary. For the services of the Employee to be rendered under this Agreement, the Company shall pay the Employee an annual salary of $350,000 per year (the “Base Salary”). The Employee’s Base Salary shall be reviewed at least annually, prior to the first calendar day of every year, by the Board, and the Board may increase the Base Salary on an annual basis during the Term. However, the Employee’s Base Salary may not be decreased during the Term.

(b) Annual Bonus. In addition to the Annual Base Salary, the Employee shall be eligible to earn, for each completed fiscal year of the Company (which shall be prorated for the current fiscal year in which the Effective Date falls), an annual bonus based on the Employee’s performance and approved, administered and determined in all respects in the sole discretion of the Company’s Board.

(c) Expenses. In addition to any compensation received pursuant to this Section 4, the Company will reimburse or advance funds to the Employee for all reasonable, necessary and documented travel (including travel expenses incurred by the Employee related to his travel to the Company’s offices) and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement, provided that the Employee properly provides a written accounting of such expenses to the Company in accordance with the Company’s practices. Such reimbursement or advances will be made in accordance with policies and procedures of the Company in effect from time to time relating to reimbursement of, or advances to, its employees.

(d) Equity Grant. Under the Prior Agreement, the Employee has received a grant of 4,230,000 Restricted Stock Units (the “Prior RSUs”), which shall be forfeited in exchange for the grant of 4,230,000 Restricted Stock Units to the Employee (the “New RSUs”).

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The New RSUs shall vest in five increments based on the following terms and conditions:

(i)	846,000 New RSUs shall vest on March 31, 2025;
(ii)	846,000 New RSUs shall vest on March 31, 2026;
(iii)	846,000 New RSUs shall vest on March 31, 2027;
(iv)	846,000 New RSUs shall vest on March 31, 2028;
(v)	846,000 New RSUs shall vest on March 31, 2029;

All future vesting shall be subject to continued employment with the Company or another subsidiary of White River on the applicable vesting date. The common stock underlying vested RSUs shall be delivered as provided in the Restricted Stock Unit Agreement (in the form which is attached as Exhibit B) to be executed between the Employee and White River.

The Employee shall have the ability to assign the RSUs to an entity of his choice, so long as the entity is subject to the same requirements of the Securities and Exchange Commission (the “SEC”) for changes in beneficial ownership reporting and disclosure.

The New RSUs are granted under White River’s Equity Incentive Plan.

(e ) Mobile phone and car allowance. Executive shall receive a stipend of $500 cash per month to serve as a mobile phone allowance, and $2,250 cash per month to serve as a car allowance.

(f) Travel benefits. Executive shall have the ability to upgrade any domestic flights over 2.5 hours to first class seats, and any international flights to business class seats.

(g) Tax Credit commission. Executive shall be eligible to receive a one-half of 1% commission (or 0.5%) on all gross proceeds from sales of Credits upon the receipt of a legal opinion on the Credits acceptable to White River’s Chief Financial Officer and used by White River in the sale of Credits.

(h) Tax Credit purchase rights. Executive shall have the right to purchase Credits at a purchase price of $0.50 per $1.00 of Credits, provided that each such executive be limited to purchasing a number Credits amounting to such executive’s taxable income for the current or prior year resulting in a net $0 federal tax liability

5. Benefits.

(a) Paid Time Off. For each 12-month period during the Term, the Employee shall be entitled to four weeks of paid time off without loss of compensation or other benefits to which he is entitled under this Agreement, to be taken at such times as the Employee may select and the affairs of the Company may permit. Any unused days will not be carried over to the next 12-month period. Accrued but unused paid time off during the applicable 12-month period with a separation event shall be paid at the Employee’s Base Salary rate upon termination of employment.

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(b) Fringe Benefit and Perquisites. During the Term, the Employee shall be entitled to fringe benefits and perquisites consistent with the practices of the Company, and to the extent the Company provides similar benefits or perquisites (or both) to similarly situated employees of the Company.

(c) Employee Benefits. During the Term, the Employee shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company, as in effect from time to time (collectively, “Employee Benefit Plans”), on a basis which is no less favorable than is provided to other similarly situated employees of the Company, to the extent consistent with applicable law and the terms of the applicable Employee Benefit Plans. The Company reserves the right to amend or cancel any Employee Benefit Plans at any time in its sole discretion, subject to the terms of such Employee Benefit Plan and applicable law. Notwithstanding the foregoing, during the Term, the Company shall provide the Employee with health insurance covering the Employee and family dependents.

6. Termination.

(a) Death or Disability. Except as otherwise provided in this Agreement, this Agreement shall automatically terminate upon the death or disability of the Employee. For purposes of this Section 7(a), “disability” shall mean (i) the Employee is unable to engage in his customary duties by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than 12 months; (ii) the Employee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company; or (iii) the Employee is determined to be totally disabled by the Social Security Administration. Any question as to the existence of a disability shall be determined by the written opinion of the Employee’s regularly attending physician (or his guardian) (or the Social Security Administration, where applicable). In the event that the Employee’s employment is terminated by reason of Employee’s death or disability, the Company shall pay the following to the Employee or his legally appointed representative: (i) any accrued but unpaid Base Salary for services rendered through the date of termination, (ii) accrued but unpaid expenses required to be reimbursed under this Agreement, (iii) any earned but unpaid bonuses, and (iv) all equity awards previously granted to the Employee under the Plan or similar plan shall thereupon become fully vested, and the Employee or his legally appointed representative, as the case may be, shall have up to one year from the date of termination to exercise all previously granted options, provided that in no event shall any option be exercisable beyond its term. The Employee (or his estate) shall receive the payments provided herein at such times as he would have received them if there was no death or disability. Additionally, if the Employee’s employment is terminated because of disability, any benefits (except perquisites) to which the Employee may be entitled pursuant to Section 6(b) hereof shall continue to be paid or provided by the Company, as the case may be, for one year, subject to the terms of any applicable plan or insurance contract and applicable law, provided that such benefits are exempt from Section 409A of the Code by reason of Treasury Regulation 1.409A-1(a)(5) or otherwise. In the event all or a portion of the benefits to which the Employee was entitled pursuant to Section 6(b) hereof are subject to 409A of the Code, the Employee shall not be entitled to the benefits that are subject to Section 409A of the Code subsequent to the “applicable 2½ month period” (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)).

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(b) Termination by the Company for Cause or by the Employee Without Good Reason. The Company may terminate the Employee’s employment pursuant to the terms of this Agreement at any time for Cause (as defined below) by giving the Employee written notice of termination. Such termination shall become effective upon the giving of such notice. Upon any such termination for Cause, or in the event the Employee terminates his employment with the Company without Good Reason (as defined in Section 7(c)), including in the event the Employee terminates this Agreement for any or no reason, other than Good Reason, by providing the Company with 30 days’ advance written notice to the Company, then the Employee shall have no right to compensation, or reimbursement under Section 4, or to participate in any Employee benefit programs under Section 6, except as may otherwise be provided for by law, for any period subsequent to the effective date of termination. For the avoidance of doubt, for purposes of the definition of “Cause” hereunder in clauses (ii) or (iii), references to the “Company” include White River and other subsidiaries of White River. For purposes of this Agreement, “Cause” shall mean: (i) the Employee is convicted of, or pleads guilty or nolo contendere to, a felony related to the business of the Company; (ii) the Employee, in carrying out his duties hereunder, has acted with gross negligence or intentional misconduct resulting, in any case, in material harm to the Company; (iii) the Employee misappropriates Company funds or otherwise defrauds the Company including a material amount of money or property; (iv) the Employee breaches his fiduciary duty to the Company resulting in material benefits to him, directly or indirectly; (v) the Employee materially breaches any agreement with the Company and fails to cure such breach within 10 days of receipt of notice, unless the act is incapable of being cured; (vi) the Employee breaches any provision of Section 9 or Section 10; (vii) the Employee becomes subject to a preliminary or permanent injunction issued by a United States District Court enjoining the Employee from violating any securities law administered or regulated by the SEC; (viii) the Employee becomes subject to a cease and desist order or other order issued by the SEC after an opportunity for a hearing; (ix) the Employee refuses to carry out a resolution adopted by the Board at a meeting in which the Employee was offered a reasonable opportunity to argue that the resolution should not be adopted; or (x) the Employee abuses alcohol or drugs in a manner that interferes with the successful performance of his duties.

(c) Termination by the Company Without Cause, Termination by the Employee for Good Reason or Termination Upon a Change of Control or at the end of a Term after the Company provides notice of Non-Renewal.

(1) This Agreement may be terminated: (i) by the Employee for Good Reason (as defined below), (ii) by the Company without Cause, (iii) upon any Change of Control (as defined below), provided, that, within 12 months of the Change of Control event (A) the Company terminates the Employee’s employment or any successor to the Company fails to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no Change of Control event had taken place, or changes the Employee’s title or duties, or (B) the Employee terminates his employment, or (iv) at the end of a Term after either party provides the other party with a formal notice in writing of non-renewal at least 30 days before the end of the Term. For purposes of this Agreement, “Good Reason” shall mean: (i) a relocation of the Employee’s principal business office of employment by more than 15 miles; (ii) any material breach by the Company of any provision of this Agreement, including a reduction in the compensation Employee is entitled to under Section 4; (iii) a change in the Employee’s title, authority, duties, or responsibilities; or (iv) a material change in the reporting structure applicable to the Employee.

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(2) In the event this Agreement is terminated by the Employee for Good Reason or by the Company without Cause, the Employee shall be entitled to the following, which will be paid consistent with Section 7(c)(5):

(A) any accrued but unpaid Base Salary for services rendered through the date of termination;

(B) any accrued but unpaid expenses required to be reimbursed under this Agreement;

(C) a severance payment (“Severance Amount”) equal to six months of the then annual Base Salary;

(D) the Employee or his legally appointed guardian, as the case may be, shall have up to one year from the date of termination to exercise any such previously granted options;

(E) all equity awards previously granted to the Employee under the Plan or similar plan shall thereupon become fully vested; and

(F) any benefits (except perquisites) to which the Employee was entitled pursuant to Section 6(b) hereof shall continue to be paid or provided by the Company, as the case may be, for six months, subject to the terms of any applicable plan or insurance contract and applicable law provided that such benefits are exempt from Section 409A of the Code by reason of Treasury Regulation 1.409A-1(a)(5) or otherwise. In the event all or a portion of the benefits to which the Employee was entitled pursuant to Section 6(b) hereof are subject to 409A of the Code, the Employee shall not be entitled to the benefits that are subject to Section 409A of the Code subsequent to the “applicable 2 ½ month period” (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)).

(3) In the event of a Change of Control during the Term, the Employee, subject to the termination of employment or change in job title or duties requirements as outlined in Section 7(c)(1), shall be entitled to receive each of the provisions of Section 7(c)(2)(A) – (H) above except that (i) the Severance Amount shall equal 18 months of the then Base Salary; (ii) the benefits under Section 7(c)(2)(H) shall continue for an 18-month period provided that such benefits are exempt from Section 409A of the Code by reason of Treasury Regulation 1.409A-1(a)(5) or otherwise (collectively “Change of Control Compensation”). The Change of Control Compensation will be paid consistent with Section 7(c)(5). In the event all or a portion of the benefits under Section 7(c)(2)(F) are subject to 409A of the Code, the Employee shall not be entitled to the benefits that are subject to Section 409A of the Code subsequent to the “applicable 2 ½ month period” (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)).

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(4) In the event this Agreement is terminated at the end of a Term after either party provides the other party with notice of non-renewal at least 30 days before the end of the Term and the Employee remains employed until the end of the Term, the Employee shall be entitled to the following, which will be paid consistent with Section 7(c)(5):

(A) any accrued but unpaid Base Salary for services rendered to the date of termination;

(B) any accrued but unpaid expenses required to be reimbursed under this Agreement;

(C) a Severance Amount equal to six months of the then Base Salary;

(D) all equity awards previously granted to the Employee under the Plan or similar plan shall become fully vested;

(E) the Employee or his legally appointed guardian, as the case may be, shall have up to one year from the date of termination to exercise any such previously granted options, provided that in no event shall any option be exercisable beyond its Term; and

(F) any benefits (except perquisites) to which the Employee was entitled pursuant to Section 6(b) hereof shall continue to be paid or provided by the Company, as the case may be, for six months, subject to the terms of any applicable plan or insurance contract and applicable law provided that such benefits are exempt from Section 409A of the Code by reason of Treasury Regulation 1.409A-1(a)(5) or otherwise. In the event all or a portion of the benefits to which the Employee was entitled pursuant to Section 6(b) hereof are subject to 409A of the Code, the Employee shall not be entitled to the benefits that are subject to Section 409A of the Code subsequent to the “applicable 2 ½ month period” (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)).

Provided, however, that the Employee shall only be entitled to receive each of the provisions of this Section 7(c)(4)(A)-(H) if the Employee is willing and able to continue providing services under this Agreement until the end of the Term.

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(5) In the event of a termination for Good Reason or without Cause, the payment of the Severance Amount shall be made in 24 equal installments over a one-year period consistent with the Company’s payroll schedule; and any other payments owed under Section 7(c) shall be promptly paid no later than 14 calendar days from the termination date. Provided, however, that any balance of the Severance Amount remaining due on the “applicable 2½ month period” (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)) after the end of the tax year in which the Employee’s employment is terminated or the Term ends shall be paid on the last day of the applicable 2½ month period. The payment of the Severance Amount and the acceleration of vesting shall be conditioned on the Employee signing an Agreement and General Release (in the form which is attached as Exhibit A) which releases the Company or any of its affiliates (including its officers, directors and their affiliates) from any liability under this Agreement or related to the Employee’s employment with the Company provided that such Agreement and General Release is executed by the Employee, submitted to the Company, and the statutory period during which the Employee is entitled to revoke the Agreement and General Release under applicable law has expired on or before that 90th day. Upon any Change of Control event, all payments owed under Section 7(c)(3) shall be paid immediately subject to the Company having sufficient cash-on-hand to fulfill its obligations hereunder and continue the reasonable operations of the Company on a going forward basis, as determined by the Company in good faith.

(d) “Change of Control” means the occurrence after the date of this Agreement of any of the following events:

(1) any person or entity (as applicable, a “Person”) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company or White River representing 50% or more of the Company or White River’s then outstanding voting securities unless the change in relative Beneficial Ownership of the Company or White River’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors. For the purposes of this Agreement, beneficial owner or ownership refers to the right to vote or sell a security as defined by Section 13(d) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) the consummation of a reorganization, merger or consolidation, unless immediately following such reorganization, merger or consolidation, all of the Beneficial Owners of the voting securities of the Company or White River immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the entity resulting from such transaction;

(3) Intentionally omitted; or

(4) the Board approves a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(e) Intentionally omitted.

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(f) Upon (1) voluntary or involuntary termination of the Employee’s employment or (2) the Company’s request at any time during the Employee’s employment (provided it does not interfere with his ability to perform his duties and responsibilities hereunder), the Employee shall (i) provide or return to the Company any and all Company property, including keys, key cards, access cards, security devices, employer credit cards, network access devices, computers, cell phones, smartphones, manuals, work product, thumb drives or other removable information storage devices, and hard drives, and all Company documents and materials belonging to the Company and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information or work product, that are in the possession or control of the Employee, whether they were provided to the Employee by the Company or any of its business associates or created by the Employee in connection with his employment by the Company; and (ii) delete or destroy all copies of any such documents and materials not returned to the Company that remain in the Employee’s possession or control, including those stored on any non-Company devices, networks, storage locations and media in the Employee’s possession or control.

7. Indemnification. As provided in an Indemnification Agreement which the Company and the Employee have previously entered into, a copy of which is annexed as Exhibit B, the Company shall indemnify the Employee, to the maximum extent permitted by applicable law for the performance of his duties and responsibilities as Employee, against all costs, charges and expenses incurred or sustained by him in connection with any claim, action, suit or proceeding to which he may be made a party by reason of him being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company. The Company shall provide, at its expense, directors and officers insurance for the Employee in amounts and for a term consistent with industry standards.

8. Certain Covenants.

(a) Solicitation of Employees; Solicitation of Customers.

(1) During the period in which the provisions of Section 9(a) shall be in effect, the Employee agrees that he shall not, directly or indirectly, request, recommend or advise any employee of the Company or any affiliate who was employed by the Company or an affiliate during the one year period preceding the Employee’s termination of employment and with who the Employee had material contact with during the Employee’s employment with the Company to terminate his employment with the Company or an affiliate, for the purposes of providing services for a competitor of the Company or any affiliate of a competitor, or solicit for employment or recommend to any third party the solicitation for employment of any individual who was employed by the Company or any affiliate at any time during the one year period preceding the Employee’s termination of employment and with who the Employee had material contact with during the Employee’s employment with the Company.

(2) During the period in which the provisions of Section 9(a) shall be in effect, the Employee agrees that he shall not, directly or indirectly, for his own benefit or on behalf of any other person or entity other than the Company, directly or indirectly through another person or entity: (i) solicit, contact, or communicate with any Client (as defined below) for the purpose of providing the Client with products or services competitive with those products or services provided by the Company; (ii) induce or attempt to induce any Client to cease or reduce doing business with the Company or in any way interfere with the relationship between any Client and the Company; or (iii) aid or assist any other person or entity to do any of the aforesaid prohibited acts. For purposes of this Section 9(b)(2), the term “Client” shall include any person or entity that was, within the last 12 months, a client, customer, partner, joint venturer, vendor, supplier, or referral source of the Company or other third party having a business relationship with the Company or its affiliates with whom the Employee had contact or about whom the Employee received information during the Employee’s employment with the Company.

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(b) Non-disparagement. The Employee agrees that, after the end of his employment, he will refrain from making, in writing or orally, any unfavorable comments about the Company or any affiliate of the Company, including with respect to its operations, policies, or procedures that would be likely to injure the Company’s or the affiliate’s reputation or business prospects; provided, however, that nothing herein shall preclude the Employee from responding truthfully to a lawful subpoena or other compulsory legal process or from providing truthful information otherwise required by law. The Company agrees that, after the end of the Employee’s employment, it will refrain from making, in writing or orally, any unfavorable comments about the Employee that would be likely to injure the Employee’s reputation or business prospects; provided, however, that nothing herein shall preclude the Company from responding truthfully to a lawful subpoena or other compulsory legal process or from providing truthful information otherwise required by law.

(c) No Payment. The Employee acknowledges and agrees that no separate or additional payment will be required to be made to him in consideration of his undertakings in this Section 9, and confirms he has received adequate consideration for such undertakings.

9. Non-Disclosure of Confidential Information.

(a) Confidential Information. For purposes of this Agreement, “Confidential Information” includes, but is not limited to, trade secrets, processes, policies, procedures, techniques, designs, drawings, know-how, show-how, technical information, specifications, computer software and source code, information, studies, reports and data relating to the development, research, testing, costs, marketing, and uses of the Services (as defined herein), the Company’s budgets and strategic plans, and the identity and special needs of the Company’s employees, customers, vendors, and suppliers, databases, data, and all technology, equipment and infrastructure relating to the Company’s businesses, systems, methods of operation, leads, research marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of the Company. In addition, Confidential Information also includes contact persons for customers, vendors and suppliers including the identity of and telephone numbers, e-mail addresses and other addresses of such persons. Confidential Information also includes, without limitation, Confidential Information received from the Company’s subsidiaries and affiliates if reviewed or used by the Employee during his employment with the Company. For purposes of this Agreement, the following will not constitute Confidential Information (i) information which is or subsequently becomes generally available to the public through no act or fault of the Employee, (ii) information set forth in the written records of the Employee prior to disclosure to the Employee by or on behalf of the Company which information is given to the Company in writing as of or prior to the date of this Agreement, and (iii) information which is lawfully obtained by the Employee in writing from a third party (excluding any affiliates of the Employee) who lawfully acquired the confidential information and who did not acquire such confidential information or trade secret, directly or indirectly, from the Employee or the Company or its subsidiaries or affiliates and who has not breached any duty of confidentiality. As used herein, the term “Services” shall include all products and services offered for sale and marketed by the Company during the Term, including without limitation its provision of environmental consulting and related services. Services also includes any other services which the Company has taken concrete steps to offer for sale, but has not yet commenced selling or marketing, during or prior to the Term.

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(b) Legitimate Business Interests. The Employee recognizes that the Company has legitimate business interests to protect and as a consequence, the Employee agrees to the restrictions contained in this Agreement because they further the Company’s legitimate business interests. These legitimate business interests include, but are not limited to (i) trade secrets; (ii) valuable confidential business, technical, and/or professional information that otherwise may not qualify as trade secrets, including, but not limited to, all Confidential Information; (iii) substantial, significant, or key relationships with specific prospective or existing customers, vendors or suppliers; (iv) goodwill associated with the Company’s business; and (v) specialized training relating to the Company’s technology, infrastructure, equipment, Services, methods, operations and procedures. Notwithstanding the foregoing, nothing in this Section 10(b) shall be construed to impose restrictions greater than those imposed by other provisions of this Agreement.

(c) Confidentiality. During the Term of this Agreement and following termination of employment, for any reason, the Confidential Information shall be held by the Employee in the strictest confidence and shall not, without the prior express written consent of the Company, be disclosed to any person other than in connection with the Employee’s employment by the Company. The Employee further acknowledges that such Confidential Information as is acquired and used by the Company or its subsidiaries or affiliates is a special, valuable and unique asset. The Employee shall exercise all due and diligent precautions to protect the integrity of the Company’s Confidential Information and to keep it confidential whether it is in written form, on electronic media, oral, or otherwise. The Employee shall not copy any Confidential Information except to the extent necessary to his employment nor remove any Confidential Information or copies thereof from the Company’s premises except to the extent necessary to his employment. All records, files, materials and other Confidential Information obtained by the Employee in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company. The Employee shall not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity other than the Company or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior express written consent of an Employee officer of the Company (excluding the Employee).

(d) Whistleblowing. Nothing contained in this Agreement shall be construed to prevent the Employee from reporting any act or failure to act to the SEC or other governmental body or prevent the Employee from obtaining a fee as a “whistleblower” under Rule 21F-17(a) under the Securities Exchange Act of 1934 or other rules or regulations implemented under the Dodd-Frank Wall Street Reform Act and Consumer Protection Act.

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(e) Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement:

(1) The Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that:

(A) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or

(B) is made in a complaint or other document filed under seal in a lawsuit or other proceeding.

10. Equitable Relief.

(a) The Company and the Employee recognize that the services to be rendered under this Agreement by the Employee are special, unique and of extraordinary character, and that in the event of the breach by the Employee of the terms and conditions of this Agreement or if the Employee, without the prior express consent of the Board, shall take any action in violation of Section 9 and/or Section 10, the Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction referred to in Section 11(b) below, to enjoin the Employee from breaching the provisions of Section 9 and/or Section 10.

(b) Any action arising from or under this Agreement must be commenced only in the appropriate state or federal court located in Clark County, Nevada. The Employee and the Company irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. The Employee and the Company irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against the Employee or the Company in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any liability of the Employee or the Company therein described, or by appropriate proceedings under any applicable treaty or otherwise.

11. Conflicts of Interest. While employed by the Company, the Employee shall not, except as provided in this Agreement or unless approved by the Board, directly or indirectly:

(a) participate as an individual in any way in the benefits of transactions with any of the Company’s customers, vendors, or suppliers, including, without limitation, having a financial interest in the Company’s customers, vendors, or suppliers, or making loans to, or receiving loans, from, the Company’s customers, vendors, or suppliers;

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(b) realize a personal gain or advantage from a transaction in which the Company has an interest or use information obtained in connection with the Employee’s employment with the Company for the Employee’s personal advantage or gain; or

(c) accept any new offer during the Term to serve as an officer, director, partner, consultant, manager with, or to be employed in a professional, technical, or managerial capacity by, a person or entity which does business with the Company.

12. Inventions, Ideas, Processes, and Designs. All inventions, ideas, processes, programs, software, and designs (including all improvements) (i) conceived or made by the Employee during the course of his employment with the Company (whether or not actually conceived during regular business hours), and (ii) related to the business of the Company, shall be disclosed in writing promptly to the Company and shall be the sole and exclusive property of the Company, and the Employee hereby assigns any such inventions to the Company. An invention, idea, process, program, software, or design (including an improvement) shall be deemed related to the business of the Company if (a) it was made with the Company’s funds, personnel, equipment, supplies, facilities, or Confidential Information, (b) results from work performed by the Employee for the Company, or (c) pertains to the current business or demonstrably anticipated research or development work of the Company. The Employee shall cooperate with the Company and its attorneys in the preparation of patent and copyright applications for such developments and, upon request, shall promptly assign all such inventions, ideas, processes, and designs to the Company. The decision to file for patent or copyright protection or to maintain such development as a trade secret, or otherwise, shall be in the sole discretion of the Company, and the Employee shall be bound by such decision. The Employee hereby irrevocably assigns to the Company, for no additional consideration, the Employee’s entire right, title and interest in and to all work product and intellectual property rights, including the right to sue, counterclaim and recover for all past, present and future infringement, misappropriation or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Agreement shall be construed to reduce or limit the Company’s rights, title or interest in any work product or intellectual property rights so as to be less in any respect than the Company would have had in the absence of this Agreement. If applicable, the Employee shall provide as a schedule to this Agreement, a complete list of all inventions, ideas, processes, and designs, if any, patented or unpatented, copyrighted or otherwise, or non-copyrighted, including a brief description, which he made or conceived prior to his employment with the Company and which therefore are excluded from the scope of this Agreement.

13. Assignability. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the securities or assets and business of the Company. The Employee’s obligations hereunder may not be assigned or alienated and any attempt to do so by the Employee will be void.

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14. Severability.

(a) The Employee expressly agrees that the character, duration and geographical scope of the non-competition provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof. Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Employee and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Employee’s conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

(b) If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provisions were not included.

15. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted delivery, or next business day delivery to the addresses detailed below (or to such other address, as either of them, by notice to the other may designate from time to time), or by e-mail delivery (in which event a copy shall immediately be sent by FedEx or similar receipted delivery), as follows:

To the Company:	Truuli Environmental Inc
609 W/ Dickson St., Suite 102 G
Fayetteville, AR 72701
Attention: Jay Puchir
Email: jpuchir@white-river.com

To the Employee:	Livio Stan
_____________________

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual, electronic, or facsimile signature.

17. Attorneys’ Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses (including such fees and costs on appeal).

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18. Governing Law. This Agreement shall be governed or interpreted according to the internal laws of the State of Nevada without regard to choice of law considerations and all claims relating to or arising out of this Agreement, or the breach thereof, whether sounding in contract, tort, or otherwise, shall also be governed by the laws of the State of Nevada without regard to choice of law considerations.

19. Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

20. Section and Paragraph Headings; Gender Neutrality.

(a) The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(b) Wherever masculine pronouns (he/him/his) are used to reference the Employee under this Agreement or exhibits hereto and the Employee is or identifies as female, this Agreement shall be understood and interpreted to instead refer to feminine pronouns (she/her/hers).

21. Section 409A Compliance.

(a) This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), or an exemption thereunder. This Agreement shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement to the contrary, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service (including a voluntary separation from service for good reason that is considered an involuntary separation for purposes of the separation pay exception under Treasury Regulation 1.409A-1(n)(2)) or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A.

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(b) Notwithstanding any other provision of this Agreement, if at the time of the Employee’s termination of employment, the Employee is a “specified employee”, determined in accordance with Section 409A, any payments and benefits provided under this Agreement that constitute “nonqualified deferred compensation” subject to Section 409A (e.g., payments and benefits that do not qualify as a short-term deferral or as a separation pay exception) that are provided to the Employee on account of the Employee’s separation from service shall not be paid until the first payroll date to occur following the six-month anniversary of the Employee’s termination date (“Specified Employee Payment Date”). The aggregate amount of any payments that would otherwise have been made during such six-month period shall be paid in a lump sum on the Specified Employee Payment Date without interest and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule. If the Employee dies during the six-month period, any delayed payments shall be paid to the Employee’s estate in a lump sum upon the Employee’s death.

(c) To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following:

(1) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year;

(2) any reimbursement of an eligible expense shall be paid to the Employee on or before the last day of the calendar year following the calendar year in which the expense was incurred; and

(3) any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.

(d) In the event the Company determines that the Employee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code at the time of the Employee’s separation from service, then to the extent any payment or benefit that the Employee becomes entitled to under this Agreement on account of the Employee’s separation from service would be considered deferred compensation subject to Section 409A as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (i) six months and one day after the Employee’s separation from service, or (ii) the Employee’s death (the “Six Month Delay Rule”).

(1) For purposes of this subparagraph, amounts payable under the Agreement should not provide for a deferral of compensation subject to Section 409A to the extent provided in Treasury Regulation Section 1.409A-1(b)(4) (e.g., short-term deferrals), Treasury Regulation Section 1.409A-1(b)(9) (e.g., separation pay plans, including the exception under subparagraph (iii)), and other applicable provisions of the Treasury Regulations.

(2) To the extent that the Six Month Delay Rule applies to payments otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of the Six Month Delay Rule, and the balance of the installments shall be payable in accordance with their original schedule.

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(3) To the extent that the Six Month Delay Rule applies to the provision of benefits (including, but not limited to, life insurance and medical insurance), such benefit coverage shall nonetheless be provided to the Employee during the first six months following his separation from service (the “Six Month Period”), provided that, during such Six-Month Period, the Employee pays to the Company, on a monthly basis in advance, an amount equal to the Monthly Cost (as defined below) of such benefit coverage. The Company shall reimburse the Employee for any such payments made by the Employee in a lump sum not later than 30 days following the sixth month anniversary of the Employee’s separation from service. For purposes of this subparagraph, “Monthly Cost” means the minimum dollar amount which, if paid by the Employee on a monthly basis in advance, results in the Employee not being required to recognize any federal income tax on receipt of the benefit coverage during the Six Month Period.

(e) The parties intend that this Agreement will be administered in accordance with Section 409A. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A. The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party.

(f) The Company makes no representation or warranty and shall have no liability to the Employee or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, such Section.

[Signature Page To Follow]

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IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date and year first above written.

Truuli Environmental Inc

By:	/s/ Jay Puchir
Name:	Jay Puchir
Title:	Chief Financial Officer

Employee:

By:	/s/ Livio Stan
Livio Stan

Exhibit 10.4

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment (“First Amendment”) is made to the Employment Agreement (the “Original Employment Agreement” or the “Agreement”) by and between White River Energy Corp (“White River” or the “Company”) and Richard Horgan (the “Executive”) on this 29th day of April 2024 and effective on the 1st day of May, 2024 (the “Effective Date”).

This First Amendment collectively with the Original Employment Agreement supersede any and all previous written or verbal agreements between the Company and the Executive.

WITNESSETH

WHEREAS, in Section 4(a) of the original Employment Agreement was entered into on July 22, 2022, it stated that:

Salary. Salary. For the services of the Executive to be rendered under this Agreement, the Company shall pay the Executive an annual salary of $120,000 (the “Base Salary”), less such deductions as shall be required to be withheld by applicable law and regulations payable in accordance with the Company’s customary payroll practices. The Executive’s Base Salary shall be increased to an annual salary of $200,000 upon the earlier of (1) the successful placement of at least $10,000,000 of capital into the Company, or (2) 90 calendar days from the execution of this Agreement. The Executive’s Base Salary shall be automatically increased on the first calendar day of every year for inflation based on the year-over-year increase, if appliable, in the Consumer Price Index reported by the U.S. Bureau of Labor Statistics. The Executive’s Base Salary shall be reviewed at least annually, prior to the first calendar day of every year, by the Board and the Board may, but shall not be required to, increase the Base Salary during the Term. However, the Executive’s Base Salary may not be decreased during the Term.

NOW THEREFORE, the Company and Executive have mutually agreed replace the entirety of Section 4(a) with the following language:

Salary. For the services of the Executive to be rendered under this Agreement, the Company shall pay the Executive an annual salary of $225,000 (the “Base Salary”), less such deductions as shall be required to be withheld by applicable law and regulations payable in accordance with the Company’s customary payroll practices. The Executive’s Base Salary shall be automatically increased on the first calendar day of every year for inflation based on the year-over-year increase, if appliable, in the Consumer Price Index reported by the U.S. Bureau of Labor Statistics. The Executive’s Base Salary shall be reviewed at least annually, prior to the first calendar day of every year, by the Board and the Board may, but shall not be required to, increase the Base Salary during the Term. However, the Executive’s Base Salary may not be decreased during the Term.

IN WITNESS WHEREOF, the undersigned have signed this First Amendment to be effective as of the date first written above.

COMPANY:

WHITE RIVER ENERGY CORP

By:	/s/ Randy May
Name:	Randy May
Title:	CEO

WHITE RIVER ENERGY CORP

By:	/s/ Jay Puchir
Name:	Jay Puchir
Title:	CFO

EXECUTIVE:

By:	/s/ Richard Horgan
Name:	Richard Horgan

Exhibit 10.5

White River Energy Corp

Amendment to 2022 Equity Incentive Plan

(Effective April 23, 2024)

Section 4 is amended by replacing all references to “30,000,000” therein with “31,500,000.”

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2024

White River Energy Corp

(Exact name of registrant as specified in its charter)

Nevada	000-56617	45-3797537
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

609 W/ Dickson St., Suite 102 G
Fayetteville, AR	72701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 521-9148

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Information.

On Friday, April 19, 2024, White River Energy Corp (“White River” or the “Company”) received a legal opinion from a confidential law firm confirming the validity of the form, receipt, and useability of federal income tax credits originally issued to a Native American tribe (the “Credits”) which White River received from its joint venture partner (“JV Partner”), an affiliate of the Native American tribe pursuant to the Joint Venture Agreement entered into on November 22, 2023 (the “Joint Venture Agreement”). This opinion currently applies to only the first $5.5 billion in Credits that the Company has been assigned. White River considers the contents of this legal opinion a trade secret and only plans to disclose it to selected prospective purchasers of material amounts of these Credits and certain other representatives under a mutually executed Non-Disclosure Agreement (“NDA”) specific to these Credits and information related thereto.

On Tuesday, April, 23, 2024, the White River Board of Directors approved the Company commencing the sale of $5.0 billion of these Credits starting on Monday, April 29, 2024 at the following pricing levels on a first-come, first served basis:

-	Tranche 1: The first $2.5 billion to be sold at $0.50 per $1.00 of Credit
-	Tranche 2: When Tranche 1 has been completely sold and funded, the second $1.5 billion is to be sold at $0.55 per $1.00 of Credit
-	Tranche 3: Finally, when Tranche 2 has been completely sold and funded, the remaining $1.0 billion is to be sold at $0.60 per $1.00 of Credit

Net proceeds received from sales of the Credits will be subject to the use of proceeds and other provisions of the Company’s Joint Venture Agreement, as disclosed in, and the form of which is filed as an exhibit to, the Company’s Current Report on Form 8-K filed on November 29, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Incorporated by Reference
Exhibit #	Exhibit Description	Form	Date	Number	Filed or Furnished Herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White River Energy Corp

Date: April 29, 2024	By:	/s/ Jay Puchir
	Name:	Jay Puchir
	Title:	Chief Financial Officer